$1,978,122,000

Impac Funding Corporation

Master Servicer

Impac Secured Assets Corp.

Company

Mortgage Pass-Through Certificates, Series 2005-2

____________________________________________________________

Supplement dated January 10, 2006

to

Prospectus Supplement dated December 28, 2005

to

Prospectus dated July 11, 2005

Capitalized terms used herein and not otherwise defined herein have the meanings assigned in the prospectus supplement dated December 28, 2005.

The second row on each table on pages S-79 through S-92 shall be deleted in its entirety and replaced with the following:

Prepayment Assumption	50%	75%	100%	125%	150%

Countrywide Securities Corporation

      Bear, Stearns & Co. Inc.

UBS Investment Bank

Underwriters